                                                             Exhibit 10.4


                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS AGREEMENT is made as of July 1, 2000 by and between North American Communications, Inc. (the "Buyer"), and DirectCom, Inc. (the "Seller").

                                    RECITALS
                                    --------

         WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to Buyer, certain of the assets of the Seller relating to or used or employed in connection with the Directline division of the Seller (the "Business"), upon the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Sale and Purchase of Assets.
         ---------------------------

         1.1    Assets to be Sold. On the Closing Date (as defined herein) the
                -----------------
Seller shall sell, assign, transfer and deliver to the Buyer all of the assets of the Business, including, without limitation, all existing contracts, agreements, obligations, accounts receivable, intellectual property rights, the Directline name, all of the personal property and supplies necessary to operate the Business, and all permits and authorizations currently held by the Business (collectively, the "Acquired Assets").

         1.2    Contracts Assumed by Buyer. In partial payment of the Purchase
                --------------------------
Price (as defined in Section 2), Buyer shall assume, pay, fulfill, perform or otherwise discharge when due in accordance with their respective terms, all unperformed or unfulfilled liabilities and obligations arising after the Closing under all of the Business's contracts, agreements and obligations (whether written or oral) (the "Assumed Contracts").

         1.3    Nonassignable Contracts and Authorizations
                ------------------------------------------

                (a) To the extent that any of the Assumed Contracts is not capable of being assigned or transferred without the consent or waiver of the other party thereto or any third party (including a government or governmental unit), or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Assumed Contract.

                (b) Seller agrees that prior to, and for a reasonable period of time after the Closing Date (as defined in Section 3.1) not to exceed ninety
(90) days, Seller shall cooperate with Buyer to assist Buyer in obtaining such other licenses, permits, consents, waivers, approvals, and authorizations of third parties and governmental bodies and agencies in connection with: (i) the execution and delivery of this Agreement; (ii) the consummation of the transactions contemplated hereby; and (iii) the ownership by Buyer of the Acquired Assets (the "Material Consents").

                  (c) To the extent that any Material Consents or waivers are not obtained by Seller, Seller and Buyer shall cooperate with each other to establish, to the extent practicable, arrangements that are reasonable and lawful as to both Seller and Buyer, and which result in the benefits and obligations under such licenses, permits, consents, waivers, approvals, and authorizations of third parties and governmental bodies and agencies being apportioned in a manner that is in accordance with the purpose and intention of this Agreement.

         1.4      Employees.
                  ---------

                  (a) As of the Closing Date, the Seller shall have paid all wages, salaries and bonuses, and all amounts due in lieu of holiday pay or otherwise, to all employees employed in connection with the Business (the "Employees"). As of the Closing Date, the Seller shall terminate the employment of the Employees.

                  (b) The Buyer agrees to employ the Employees from and after the Closing Date.

2.       Consideration and Payment. The purchase price to be paid for the
         -------------------------
Acquired Assets shall consist of (i) the payment of $50,000 by Buyer to Seller; and (ii) the assumption of the Assumed Contracts pursuant to the terms of the Assignment and Assumption Agreement in the form of Exhibit A hereof (the
                                                   ---------
"Assignment and Assumption Agreement") (collectively (i) and (ii) are the "Purchase Price").

3.       Closing.
         -------

         3.1      Closing Date. Subject to the terms and conditions of this
                  ------------
Agreement, the sale and purchase of the Acquired Assets contemplated hereby (the "Closing"), shall take place on the date hereof (the "Closing Date").

         3.2      Seller's Obligations at Closing.  At the Closing, Seller shall
                  -------------------------------
 deliver to Buyer:

                  (a) a duly executed Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A; and
                                          ---------

                  (b) a duly executed Bill of Sale covering the Acquired Assets in substantially the form attached hereto as Exhibit B.
                                             ---------

         3.3      Buyer's Obligations at Closing.  At the Closing, Buyer shall
                  ------------------------------
deliver to Seller:

                  (a) the Purchase Price referred to in Section 2 (in immediately available funds); and

                  (b) duly executed counterparts of the Assignment and Assumption Agreement as provided in Section 3.2 (a) hereof.

4.       Representations and Warranties of the Seller. The Seller represents
         --------------------------------------------
and warrants to the Buyer as follows:

         4.1      Authority to Execute and Perform Agreements. The Seller has
                  -------------------------------------------
the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the Seller's obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligations of the Seller enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and (except as otherwise specified in this Agreement or any Schedule hereto) no approval or consent of any other person is required in connection with the execution and delivery by the Seller of this Agreement and the consummation and performance by the Seller of the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Certificate of Incorporation or By-laws of the Seller, (ii) any instrument, contract or other agreement to which the Seller is a party or by or to which it or any of its assets or properties is bound or subject; or (iii) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon or applicable to the Seller.

         4.2      Liens. The Seller owns outright and has good and marketable
                  -----
title to the Acquired Assets, free and clear of any lien or other encumbrance, and the Acquired Assets will be transferred to the Buyer at the Closing Date free and clear of any and all liens and encumbrances of any nature, including for taxes.

         4.3      Tax Matters. The Buyer will not assume or otherwise become
                  -----------
liable for any income, excise, sales, use, gross receipts, franchise, employment, payroll related, property or any other tax of any sort relating to the Acquired Assets or arising out of the transactions contemplated hereby. There are no pending or, to the best of Seller's knowledge, threatened (in writing) actions or proceedings, assessments or collections of income or taxes of any kind whatsoever, imposed by any governmental authority responsible for the imposition of such tax (domestic or foreign), with respect to the Acquired Assets that could subject Buyer to any liability for such taxes for the period prior to the Closing Date or could impair any of the Acquired Assets (collectively, "Tax Actions or Proceedings"), nor is there a basis for any Tax Actions or Proceedings.

         4.4    Assets of the Seller. All of the Acquired Assets are in good
                --------------------
working order, ordinary wear and tear excepted. The Acquired Assets have been used only in the ordinary course of business.

         4.5    Brokers and Finders. Seller has not employed any broker or
                -------------------
finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

5.       Representations and Warranties of the Buyer. The Buyer represents and
         -------------------------------------------
warrants to the Seller as follows:

         5.1    Organization and Good Standing. The Buyer is a corporation  duly
                ------------------------------
organized, validly existing and in good standing under the laws of the State of Pennsylvania. The Buyer has full corporate power and authority to own its properties and carry on its business.

         5.2    Power of the Buyer. The Buyer has the full legal right and power
                ------------------
and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully its obligations under this Agreement. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Buyer enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, reorganization, insolvency or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and (except as otherwise specified in this Agreement or any Schedule hereto) no approval or consent of any other person is required in connection with the execution and delivery by the Buyer of this Agreement and the consummation and performance by the Buyer of the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (i) the Certificate of Incorporation or By-laws of the Buyer; (ii) any instrument, contract or other agreement to which the Buyer is a party or by or to which it or any of its assets or properties is bound or subject; or (iii) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon or applicable to the Buyer or upon the securities, properties or business of the Buyer.

         5.3    Brokers and Finders. Neither Buyer nor any of its members or
                -------------------
employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

6.       Indemnification.
         ---------------

         6.1    Obligation of the Seller to Indemnify. The Seller shall
                -------------------------------------
indemnify, defend and hold harmless the Buyer and its directors, officers, employees, affiliates and assigns from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise due to any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any document or other writing delivered pursuant hereto.

         6.2    Obligation of the Buyer to Indemnify. The Buyer shall indemnify,
                ------------------------------------
defend and hold harmless the Seller and its directors, officers, employees, affiliates and assigns from and against any Losses based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any document or other writing delivered pursuant hereto.

7.       Miscellaneous.
         -------------

         7.1    Confidentiality. The Seller and the Buyer agree to keep the
                ---------------
terms and conditions of this Agreement confidential except insofar as disclosure may be required by law or regulation or legal process and in such event the party so required to disclose shall provide the other party with prompt notice to enable it to seek a protective order or other appropriate remedy preventing disclosure.

         7.2    Governing Law. The parties hereto hereby agree that this
                -------------
Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without reference to its of conflict of laws principles.

         7.3    Notices. Any notice or other communication required or which may
                -------
be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission or if mailed, five days after the date of mailing, to the recipients principal place of business. Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

         7.4    Entire Agreement. This Agreement, and the Exhibits and Schedules
                ----------------
attached hereto, contain the entire agreement among the parties with respect to the purchase of the Acquired Assets and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

         7.5    Waivers and Amendments. This Agreement may be amended, modified,
                ----------------------
superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

         7.6    Exhibits and Schedules. The Exhibits and Schedules to this
                ----------------------
Agreement are a part of this Agreement as if set forth in full herein.

         7.7    Headings. The headings in this Agreement are for reference
                --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         7.8    Counterparts; Facsimile Signatures. This Agreement may be
                ----------------------------------
executed in one or more counterparts, all of which together shall constitute a single document. Facsimile signature pages shall have the same binding effect as original signature pages.

         7.9    Bulk Sales. Buyer hereby waives compliance by Seller with any
                ----------
applicable laws relating to bulk transfers in connection with the sale of the Acquired Assets. Seller agrees to indemnify Buyer with respect to any failure to comply with such bulk transfer laws in accordance with the provisions of Section 6.1.

         7.10   Transfer Taxes. All excise, sales, value added, use,
                --------------
registration, stamp, transfer and similar taxes, levies, charges and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer. Buyer and Seller shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation.

                     [Signatures are on the following page]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                      BUYER:

                                      NORTH AMERICAN COMMUNICATIONS, INC.


                                      By
                                         --------------------------------
                                           Robert W. Paltrow
                                           Chief Executive Officer


                                      SELLER:

                                      DIRECTCOM, INC.


                                      By
                                         --------------------------------
                                           Nicholas Robinson
                                           President and Chief Executive Officer

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                           {Begins on following page}

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


         This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of July 1, 2000 by and between DirectCom, Inc. ("Assignor") and North American Communications, Inc. ("Assignee").

                                    RECITALS
                                    --------

         WHEREAS, Assignor wishes to effect the sale and transfer of certain of his assets to Assignee pursuant to the terms of that certain Asset Purchase Agreement dated as of the date hereof by and between Assignor and Assignee (the "Asset Purchase Agreement"); and

         WHEREAS, Assignor is a party to certain Assumed Contracts (as defined in Section 1.2 of the Asset Purchase Agreement); and

         WHEREAS, in order to effect the sale of assets, Assignor has agreed to transfer its rights and interests in the Assumed Contracts (the "Assigned Rights") and Assignee has agreed to assume the liabilities and obligations of Assignor arising from the Assigned Rights.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

         1. Assignor does hereby grant, assign, convey, transfer and set over unto Assignee all of the Assigned Rights.

         2. Assignee hereby agrees to assume and perform all of the covenants and obligations that arise after the date hereof under each of the Assigned Rights.

         3. Assignor hereby represents and warrants to Assignee that Assignor is the sole record and beneficial owner of the Assigned Rights and upon the execution of this Agreement Assignee shall be vested with good and valid title to the Assigned Rights free and clear of any liens, claims, charges, security interests or other encumbrances of any kind.

         4. This Agreement shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         5. This Agreement shall be governed by the laws of the State of Delaware without regard to its choice of law provisions.

         6. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. Facsimile signatures will have the same binding effect as original signatures.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.

                                     ASSIGNOR:

                                     DIRECTCOM, INC.


                                     By
                                         --------------------------------
                                           Nicholas Robinson
                                           President and Chief Executive Officer


                                     ASSIGNEE:

                                     NORTH AMERICAN COMMUNICATIONS, INC.


                                     By
                                         --------------------------------
                                           Robert W. Paltrow
                                           Chief Executive Officer

                                    EXHIBIT B

                      BILL OF SALE AND ASSIGNMENT OF ASSETS

                           {Begins on following page}

                                  BILL OF SALE
                                  ------------

         THIS BILL OF SALE is executed and delivered as of July 1, 2000, by and between DirectCom, Inc. ("Seller") and North American Communications, Inc. ("Buyer").

                                    RECITALS
                                    --------

         WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement"); and

         WHEREAS, the Asset Purchase Agreement provides that Buyer will acquire certain assets from the Seller and Seller will sell certain assets to Buyer.

         NOW, THEREFORE, as contemplated by the Asset Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

         1. Seller does hereby sell, transfer and assign unto Buyer, its successors and assigns forever, all of Seller's right, title and interest in and to the Acquired Assets (as defined in Section 1.1 of the Asset Purchase Agreement).

         2. This Bill of Sale and the covenants and agreements contained herein shall be binding upon Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first above written.

                                    SELLER:

                                    DIRECTCOM, INC.


                                    By
                                         --------------------------------
                                          Nicholas Robinson
                                          President and Chief Executive Officer